UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders (the “Annual Meeting”) of Citi Trends, Inc. (the “Company”) was held on June 4, 2014. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected the three (3) director nominees, one Class I director whose term will expire in 2015 and two Class III directors whose terms expire in 2017, (2) adopted, on an advisory basis, the resolution approving the compensation of the Company’s named executive officers for 2013, and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.

The voting results were as follows:

(1) The election of three (3) directors:

Board of Directors Nominee	For	Withheld	Broker Non-Votes
Laurens M. Goff (Class I)	13,462,505	315,298	636,869
R. Edward Anderson (Class III)	13,399,999	377,804	636,869
Lawrence E. Hyatt (Class III)	13,447,828	329,975	636,869

(2) A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for 2013:

For	Against	Abstain	Broker Non-Votes
13,610,147	123,472	44,183	636,870

(3) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015:

For	Against	Abstain
14,327,343	87,329	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: June 6, 2014
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Chief Financial Officer